Exhibit 99.1

EA REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

Exceeds Q4 FY10 Non-GAAP EPS Guidance

Battlefield: Bad Company 2 Has Sold 5 Million Units to Date

2010 FIFA World Cup: South Africa Approaching 2 Million Units Sold

FY10 Non-GAAP Digital Revenue Up 33 Percent Year-over-Year

Affirms Q1 and Full Year FY11 Non-GAAP Guidance

REDWOOD CITY, CA – May 11, 2010 – Electronic Arts Inc. (NASDAQ: ERTS) today announced preliminary financial results for its fourth quarter and fiscal year ended March 31, 2010.

Fiscal Fourth Quarter Results (comparisons are to the quarter ended March 31, 2009)

GAAP net revenue for the fourth quarter was $979 million, up $119 million as compared with $860 million in the prior year. During the quarter, EA had a net benefit of $129 million related to the recognition of deferred net revenue for certain online-enabled packaged goods games and digital content.

Non-GAAP net revenue was $850 million, up $241 million as compared with $609 million for the prior year. Sales were driven by Battlefield: Bad Company™ 2, Mass Effect™ 2, Dante’s Inferno™ and digital businesses.

GAAP net income for the quarter was $30 million, as compared with a net loss of $42 million for the prior year. Diluted earnings per share were $0.09 as compared with diluted loss per share of ($0.13) for the prior year.

Non-GAAP net income was $23 million as compared with non-GAAP net loss of $120 million a year ago. Non-GAAP diluted earnings per share was $0.07 as compared with non-GAAP diluted loss per share of ($0.37) for the prior year.

“We had an excellent fourth quarter, driving record-breaking non-GAAP revenue in the fiscal year,” said John Riccitiello, Chief Executive Officer. “Battlefield: Bad Company 2 outperformed, which contributed to revenue at the high end of our guidance range, and we exceeded our expectations on the bottom line.”

“We are affirming our FY11 and Q1 non-GAAP guidance and expect to grow profitability in the year ahead,” said Eric Brown, Chief Financial Officer. “Our digital businesses are expected to grow approximately 30%.”

Full Fiscal Year Results (comparisons are to the fiscal year ended March 31, 2009)

GAAP net revenue for the fiscal year ended March 31, 2010 was $3.654 billion as compared with $4.212 billion for the prior year. The Company ended the year with $766 million in deferred net revenue from packaged goods and digital content – up $505 million from a year ago.

Non-GAAP net revenue was $4.159 billion, up two percent as compared with $4.086 billion for the prior year.

GAAP net loss for the year was $677 million as compared with a net loss of $1.088 billion for the prior year. Diluted loss per share was ($2.08) as compared with a diluted loss per share of ($3.40) for the prior year. Fiscal 2010 GAAP results include a $140 million restructuring charge associated with the fiscal 2009 and fiscal 2010 restructuring plans.

Non-GAAP net income was $145 million as compared with net loss of $96 million a year ago. Non-GAAP diluted earnings per share were $0.44 as compared with diluted loss per share of ($0.30) for the prior year.

Trailing-twelve-month operating cash flow was $152 million as compared with $12 million a year ago. The Company ended the year with cash and short-term investments of $1.7 billion.

Fiscal 2010 Highlights

¡	EA leads the industry in quality with 20 titles earning a Metacritic rating of 80 or above.
¡	EA is ranked #1 publisher with 19 percent segment share, up 1.7 points from the prior year, with four of the top 20 games in North America and four of the top 20 games in Europe.
¡	EA is ranked #1 publisher on the PlayStation®3, Xbox 360®, PC, and PlayStation®2. EA is the #1 third party publisher on the Wii and PSP® platforms.
¡	EA was named to the 2010 Fortune 500 company list in April 2010.
¡	Five EA titles sold more than four million units in the fiscal year: FIFA 10, Madden NFL 10, The Sims ™3, Battlefield: Bad Company 2, and Need for Speed™ Shift.
¡	EA strengthened its portfolio by launching new intellectual property – EA SPORTS Active™, Dragon Age™, and Dante’s Inferno.
¡	EA’s non-GAAP digital revenue, which includes online and wireless, was $570 million, up 33 percent year-over-year.
¡	EA Mobile™, the world’s leading publisher of games for wireless, delivered non-GAAP revenue of $212 million for fiscal 2010 – up 12 percent year-over-year.
¡	Battlefield 1943™ sold over 1.5 million units to date and is the best-selling download-only game on PlayStation Network and Xbox LIVE® Arcade.
¡	EA has sold over eight million units worldwide of Hasbro® branded family and kids video games to date.
¡	The Sims franchise has sold over 125 million units worldwide to date.
¡	FIFA 10 has sold over 10 million units since launch.

Business Outlook

The following forward-looking statements, as well as those made above, reflect expectations as of May 11, 2010. Results may be materially different and are affected by many factors, including: development delays on EA’s products; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; expected savings and impact on EA’s operations of the Company’s cost reduction plan; consumer demand for console hardware and the ability of the console manufacturers to produce an adequate supply of consoles to meet that demand; changes in foreign exchange rates; the financial impact of potential future acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

EA is affirming its full year FY11 and Q1 non-GAAP guidance.

First Quarter Fiscal Year 2011 Expectations – Ending June 30, 2010

¡	GAAP net revenue is expected to be approximately $710 to $750 million.
¡	Non-GAAP net revenue is expected to be approximately $460 to $500 million.
¡	GAAP diluted earnings/(loss) per share is expected to be approximately a ($0.05) loss to a $0.05 profit.
¡	Non-GAAP diluted loss per share is expected to be approximately ($0.35) to ($0.40).
¡

For purposes of calculating first quarter fiscal year 2011 earnings/(loss) per share, the Company estimates a share count of 328 million for loss per share computations and 330 million for earnings per share computations.

¡	Expected non-GAAP net income excludes the following items from expected GAAP net income:
—	Non-GAAP net revenue is expected to be approximately $250 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);
—	Approximately $50 million of estimated stock-based compensation;
—	Approximately $15-20 million of amortization of intangible assets;
—	Approximately $5 million of restructuring charges; and
—	$50 to $60 million in the difference between the Company’s GAAP and non-GAAP tax expenses.

Fiscal Year 2011 Expectations – Ending March 31, 2011

¡

GAAP net revenue is expected to be approximately $3.35 to $3.60 billion, down from prior expectations of $3.45 to $3.70 billion due primarily to revisions to our release schedule. Non-GAAP net revenue is expected to be approximately $3.65 to $3.90 billion.

¡	GAAP operating expense is expected to be approximately $2.3 billion and non-GAAP operating expense is expected to be approximately $2 billion.
¡	Other income and expense is expected to be approximately $5 million.
¡	GAAP diluted loss per share is expected to be approximately ($0.85) to ($1.15), down from prior expectations of ($0.60) to ($0.90), again due primarily to changes to our release schedule.
¡	Non-GAAP diluted earnings per share are expected to be approximately $0.50 to $0.70.

¡

For purposes of calculating fiscal year 2011 earnings/(loss) per share, the Company estimates a share count of 329 million for loss per share computations and 331 million for earnings per share computations.

¡	Expected non-GAAP net income excludes the following items from expected GAAP net loss:
—	Non-GAAP net revenue is expected to be approximately $300 million higher than GAAP revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);
—	Approximately $200 million of estimated stock-based compensation;
—	Approximately $70 million of amortization of intangible assets;
—	$10 to $15 million of restructuring charges; and
—	($44) to ($72) million in the difference between the Company’s GAAP and non-GAAP tax expenses.
¡	The fiscal year 2011 launch schedule is expected to be more consistent with years prior to fiscal year 2010, with non-GAAP revenue to be allocated as follows during the fiscal year:
—	Q1: approximately 13%
—	Q2: approximately 21%
—	Q3: approximately 42%
—	Q4: approximately 24%

Key Titles – Fiscal Year 2011:

	Label	Title	Platforms
Q1
	Games	Skate™ 3	Console	—	—
		Green Day: Rock Band(1)	Console	—	—
		All Points Bulletin™(1)	—	—	PC
	Sports	2010 FIFA World Cup: South Africa™	Console	Handheld/mobile	—
		Tiger Woods PGA TOUR® Online	—	—	PC
		Tiger Woods PGA TOUR® 11	Console	Handheld/mobile	—
Q2
	Games	Need for Speed World	—	—	PC
	Sports	NCAA® Football 11	Console	—	—
		EA SPORTS™ FIFA Online	—	—	PC
		Madden NFL® 11	Console	Handheld/mobile	—
		FIFA 11	Console	Handheld/mobile	PC
		NHL® 11	Console	—	—
	Play	MySims SkyHeroes™	Console	Handheld/mobile	—
Q3
	Games	Medal of Honor™	Console	Handheld/mobile	PC
		Crysis® 2(2)	Console	—	PC
		Need For Speed TBA	Console	Handheld/mobile	PC
		EA Partners Game TBA(1)	Console	Handheld/mobile	—
	Sports	EA SPORTS MMA	Console	Handheld/mobile	—
		FIFA Manager 11(2)	—	—	PC
		NBA Jam	Console	—	—
		NBA LIVE 11	Console	Handheld/mobile	—
		EA SPORTS Active Title TBA	Console	—	—
		EA SPORTS Active 2.0	Console	Handheld/mobile	—
	Play	FAMILY GAME NIGHT 3	Console	—	—
		LITTLEST PET SHOP 3 Biggest Stars	—	Handheld/mobile	—
		MONOPOLY Streets	Console	Handheld/mobile	—
		Harry Potter TBA	Console	Handheld/mobile	PC
		EA Play Game TBA	Console	—	PC
		The Sims 3	Console	Handheld/mobile	—
Q4
	Games	Dead Space™ 2	Console	Handheld/mobile	PC
		Dragon Age Title TBA	Console	Handheld/mobile	PC
		Bulletstorm(2)	Console	—	PC
		Need For Speed TBA	Console	—	PC
	Sports	Fighting Title TBA	Console	Handheld/mobile	—
	Play	New Sims Title TBA	—	—	PC
		Spore Title TBA	—	—	PC

The Key Titles Schedule for Fiscal Year 2011 is current as of May 11, 2010 and is subject to change. Electronic Arts assumes no obligation to update this schedule.

(1)	Distribution Title
(2)	Co-Published Title

Conference Call

Electronic Arts will host a conference call today at 2:00 pm PT (5:00 pm ET) to review its results for the fourth quarter and fiscal year ended March 31, 2010 and its outlook for the future. During the course of the call, Electronic Arts may also disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: (877) 857-6173, access code 220497, or via webcast: http://investor.ea.com.

A dial-in replay of the conference call will be provided until May 18, 2010 at (719) 457-0820, access code 220497. A webcast archive of the conference call will be available for one year at http://investor.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

¡	Acquired in-process technology
¡	Acquisition-related contingent consideration

¡	Amortization of intangibles
¡	Certain abandoned acquisition-related costs
¡	Change in deferred net revenue (packaged goods and digital content)
¡	Goodwill impairment
¡	Loss on lease obligation and facilities acquisition
¡	Loss on licensed intellectual property commitment
¡	Loss (gain) on strategic investments
¡	Restructuring charges
¡	Stock-based compensation
¡	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-related contingent consideration. GAAP requires that contingent consideration issued in a business combination to be fair valued and recorded as a liability at the date of the acquisition. Any changes in the fair value of the liability after the acquisition are required to be recognized as an adjustment to operating expense for the period. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to contingent consideration, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of the contingent consideration to its financial results. Electronic Arts believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense.

Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets to its financial results. Electronic Arts believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Electronic Arts generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Electronic Arts believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Certain Abandoned Acquisition-Related Costs. Electronic Arts incurred significant legal, banking and other consulting fees related to the Company’s proposed acquisition and related cash tender offer for all of the outstanding shares of Take-Two Interactive Software, Inc. On August 18, 2008, the Company allowed the tender offer to expire without purchasing any shares of Take-Two and, on September 14, 2008, the Company announced that it had terminated discussions with Take-Two. The costs incurred in connection with the abandoned proposal and tender offer were outside the ordinary course of business and were excluded by the Company when assessing the performance of its management team. As such, the Company believes it is appropriate to exclude such expenses from its non-GAAP financial measures.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated life of the game. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Goodwill Impairment. Adverse economic conditions, including the decline in the Company’s market capitalization and expected financial performance, indicated that a potential impairment of goodwill existed during the three months ended December 31, 2008. As a result, the Company performed goodwill impairment tests for its reporting units and determined that goodwill related to its mobile reporting unit was impaired. As the Company excludes the GAAP impact of acquired intangible assets (such as goodwill) from its financial results when analyzing the operating performance of an acquisition in subsequent periods, Electronic Arts believes it is appropriate to exclude goodwill impairment charges from its non-GAAP financial measures.

Loss on Lease Obligation and Facilities Acquisition. During the second quarter of fiscal 2010, Electronic Arts completed the acquisition of its headquarters facilities in Redwood City, California pursuant to the terms of the loan financing agreements underlying the build-to-suit leases for the facilities. These leases expired in July 2009, and had previously been accounted for as operating leases. The total amount paid under the terms of the leases was $247 million, of which $233 million related to the purchase price of the facilities and $14 million was for the loss on our lease obligation. In addition, Electronic Arts recorded a tax benefit of approximately $31 million, consisting of approximately $6 million related to the loss on our lease obligation, and a $25 million reduction in our valuation allowance due to the acquisition. As a result of this lease obligation and facility acquisition, on an after-tax basis, Electronic Arts incurred a positive net income effect of $17 million. Electronic Arts’ management excluded the effect of this transaction when evaluating the Company’s operating performance and when assessing the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related estimated loss of $38 million. This significant non-recurring loss is excluded from our Non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this loss when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Loss (Gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Video game platforms have historically had a life cycle of four to six years, which causes the video game software market to be cyclical. The Company’s management analyzes its business and operating performance in the context of these business cycles, comparing Electronic Arts’ performance at similar stages of different cycles. For comparability purposes, Electronic Arts believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its core business.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates relating to EA’s fiscal year 2011 guidance information under the heading “Business Outlook”, and the fiscal year 2011 key title slate, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the general health of the U.S. and global economy and the related impact on discretionary consumer spending; fluctuations in foreign exchange rates; consumer spending trends; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the consumer demand for, and the availability of an adequate supply of console hardware units (including the Xbox 360® video game and entertainment system, the PlayStation®3 computer entertainment system and the Wii™); the Company’s ability to predict consumer preferences among competing hardware platforms; the financial impact of the Playfish acquisition and potential future acquisitions by EA; the Company’s ability to realize the anticipated benefits of acquisitions; the seasonal and cyclical nature of the interactive game segment; the Company’s ability to attract and retain key personnel; changes in the Company’s effective tax rates; the performance of strategic investments; the impact of certain accounting requirements, such as the Company’s ability to estimate and recognize goodwill impairment charges and determine deferred tax valuation allowances; adoption of new accounting regulations and standards; potential regulation of the Company’s products in key territories; developments in the law regarding protection of the Company’s products; the Company’s ability to secure licenses to valuable entertainment properties on favorable terms; the stability of the Company’s key customers, and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009.

These forward-looking statements are current as of May 11, 2010. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2010. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2010.

About Electronic Arts

Electronic Arts Inc. (EA), headquartered in Redwood City, California, is a leading global interactive entertainment software company. Founded in 1982, the Company develops, publishes, and distributes interactive software worldwide for video game systems, personal computers, wireless devices and the Internet. Electronic Arts markets its products under four brand names: EA SPORTSTM, EATM, EA MobileTM and POGOTM. In fiscal 2010, EA posted GAAP net revenue of $3.7 billion and had 27 titles that sold more than one million units. EA’s homepage and online game site is www.ea.com. More information about EA’s products and full text of press releases can be found on the Internet at http://info.ea.com.

For additional information, please contact:

Peter Ausnit	Jeff Brown
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-7327	650-628-7922
pausnit@ea.com	jbrown@ea.com

EA, EA SPORTS, EA Mobile, POGO, Dante’s Inferno, Dead Space, EA SPORTS Active, Medal of Honor, MySims, MySims SkyHeroes, Need for Speed, Skate, Spore and The Sims are trademarks of Electronic Arts Inc. Dragon Age and Mass Effect are trademarks of EA International (Studio and Publishing) Ltd. Battlefield: Bad Company and Battlefield 1943 are trademarks of EA Digital Illusions CE AB. FAMILY GAME NIGHT, LITTLEST PET SHOP and MONOPOLY are trademarks of Hasbro and used with permission. Crysis is a registered trademark of Crytek. Harry Potter is a trademark of Warner Bros. Entertainment Inc. APB All Points Bulletin is a trademark of Realtime Worlds Inc. and its affiliated companies. John Madden, NFL, NBA, NCAA, 2010 FIFA World Cup South Africa, FIFA, Tiger Woods, PGA TOUR and NHL are trademarks or other intellectual property of their respective owners and used with permission. Xbox, Xbox 360 and Xbox LIVE are trademarks of the Microsoft group of companies and are used under license from Microsoft. “PlayStation” and “PSP are registered trademarks of Sony Computer Entertainment Inc. Wii is a trademark of Nintendo. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Net revenue	$979	$860	$3,654	$4,212
Cost of goods sold	298	349	1,866	2,127

Gross profit	681	511	1,788	2,085

Operating expenses:
Marketing and sales	171	116	730	691
General and administrative	79	74	320	332
Research and development	311	332	1,229	1,359
Acquired in-process technology	-	-	-	3
Acquisition-related contingent consideration	2	-	2	-
Amortization of intangibles	15	12	53	58
Certain abandoned acquisition-related costs	-	-	-	21
Goodwill impairment	-	-	-	368
Restructuring charges	20	39	140	80

Total operating expenses	598	573	2,474	2,912

Operating income (loss)	83	(62)	(686)	(827)

Gain (loss) on strategic investments	(1)	5	(26)	(62)
Interest and other income (expense), net	(2)	(2)	6	34

Income (loss) before provision for (benefit from) income taxes	80	(59)	(706)	(855)

Provision for (benefit from) income taxes	50	(17)	(29)	233

Net income (loss)	$30	$(42)	$(677)	$(1,088)

Earnings (loss) per share
Basic	$0.09	$(0.13)	$(2.08)	$(3.40)
Diluted	$0.09	$(0.13)	$(2.08)	$(3.40)

Number of shares used in computation
Basic	327	322	325	320
Diluted	330	322	325	320

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company's net income (loss) and earnings (loss) per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles ("GAAP") to its non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Net income (loss)	$30	$(42)	$(677)	$(1,088)

Acquired in-process technology	-	-	-	3
Acquisition-related contingent consideration	2	-	2	-
Amortization of intangibles	15	12	53	58
Certain abandoned acquisition-related costs	-	-	-	21
Change in deferred net revenue (packaged goods and digital content)	(129)	(251)	505	(126)
COGS amortization of intangibles	2	3	10	14
Goodwill impairment	-	-	-	368
Loss on lease obligation (G&A)	-	-	14	-
Loss on licensed intellectual property commitment (COGS)	(1)	38	(3)	38
Loss (gain) on strategic investments	1	(5)	26	62
Restructuring charges	20	39	140	80
Stock-based compensation	42	56	161	203
Income tax adjustments	41	30	(86)	271

Non-GAAP net income (loss)	$23	$(120)	$145	$(96)

Non-GAAP diluted earnings (loss) per share	$0.07	$(0.37)	$0.44	$(0.30)

Number of diluted shares used in computation	330	322	327	320

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2010	March 31, 2009 (a)
ASSETS

Current assets:
Cash and cash equivalents	$1,273	$1,621
Short-term investments	432	534
Marketable equity securities	291	365
Receivables, net of allowances of $217 in each year	206	116
Inventories	100	217
Deferred income taxes, net	44	51
Other current assets	239	216

Total current assets	2,585	3,120

Property and equipment, net	537	354
Goodwill	1,093	807
Acquisition-related intangibles, net	204	221
Deferred income taxes, net	52	61
Other assets	175	115

TOTAL ASSETS	$4,646	$4,678

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$91	$152
Accrued and other current liabilities	717	723
Deferred net revenue (packaged goods and digital content)	766	261

Total current liabilities	1,574	1,136

Income tax obligations	242	268
Deferred income taxes, net	2	42
Other liabilities	99	98

Total liabilities	1,917	1,544

Common stock	3	3
Paid-in capital	2,375	2,142
Retained earnings	123	800
Accumulated other comprehensive income	228	189

Total stockholders’ equity	2,729	3,134

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,646	$4,678

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
OPERATING ACTIVITIES

Net income (loss)	$30	$(42)	$(677)	$(1,088)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Acquired in-process technology	-	-	-	3
Acquisition-related contingent consideration	2	-	2	-
Depreciation, amortization and accretion, net	50	46	192	198
Goodwill impairment	-	-	-	368
Net (gains) losses on investments and sale of property and equipment	2	(2)	22	65
Non-cash restructuring charges	11	7	39	25
Stock-based compensation	42	56	187	203
Change in assets and liabilities:
Receivables, net	290	697	(66)	221
Inventories	46	79	123	(49)
Other assets	71	22	18	52
Accounts payable	(93)	(128)	(57)	(26)
Accrued and other liabilities	(95)	(233)	(138)	(56)
Deferred income taxes, net	26	(36)	2	222
Deferred net revenue (packaged goods and digital content)	(129)	(251)	505	(126)

Net cash provided by operating activities	253	215	152	12

INVESTING ACTIVITIES

Purchase of headquarters facilities	-	-	(233)	-
Capital expenditures	(22)	(25)	(72)	(115)
Proceeds from sale of marketable equity securities	7	-	17	-
Proceeds from maturities and sales of short-term investments	53	281	710	891
Purchase of short-term investments	(135)	(236)	(611)	(695)
Acquisition-related restricted cash	-	-	(100)	-
Acquisition of subsidiaries, net of cash acquired	(4)	-	(283)	(58)

Net cash provided by (used in) investing activities	(101)	20	(572)	23

FINANCING ACTIVITIES

Proceeds from issuance of common stock	14	14	39	89
Excess tax benefit from stock-based compensation	1	-	14	2

Net cash provided by financing activities	15	14	53	91

Effect of foreign exchange on cash and cash equivalents	(8)	(7)	19	(58)

Increase (decrease) in cash and cash equivalents	159	242	(348)	68
Beginning cash and cash equivalents	1,114	1,379	1,621	1,553

Ending cash and cash equivalents	1,273	1,621	1,273	1,621

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY09	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS

Net Revenue
GAAP net revenue	$860	$644	$788	$1,243	$979	14%
Change in deferred net revenue (packaged goods and digital content)	(251)	172	359	103	(129)

Non-GAAP net revenue	$609	$816	$1,147	$1,346	$850	40%

Gross Profit
GAAP gross profit	$511	$323	$195	$589	$681	33%
Change in deferred net revenue (packaged goods and digital content)	(251)	172	359	103	(129)
COGS amortization of intangibles	3	3	3	2	2
Loss on licensed intellectual property commitment (COGS)	38	-	(2)	-	(1)
Stock-based compensation	1	1	-	-	1

Non-GAAP gross profit	$302	$499	$555	$694	$554	83%

GAAP gross profit % (as a % of GAAP net revenue)	59%	50%	25%	47%	70%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	50%	61%	48%	52%	65%

Operating Income (Loss)
GAAP operating income (loss)	$(62)	$(245)	$(417)	$(107)	$83	234%
Acquisition-related contingent consideration	-	-	-	-	2
Amortization of intangibles	12	12	12	14	15
Change in deferred net revenue (packaged goods and digital content)	(251)	172	359	103	(129)
COGS amortization of intangibles	3	3	3	2	2
Loss on lease obligation (G&A)	-	-	14	-	-
Loss on licensed intellectual property commitment (COGS)	38	-	(2)	-	(1)
Restructuring charges	39	14	6	100	20
Stock-based compensation	56	33	44	42	42

Non-GAAP operating income (loss)	$(165)	$(11)	$19	$154	$34	121%

GAAP operating income (loss) % (as a % of GAAP net revenue)	(7%)	(38%)	(53%)	(9%)	8%
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	(27%)	(1%)	2%	11%	4%

Net Income (Loss)
GAAP net income (loss)	$(42)	$(234)	$(391)	$(82)	$30	171%
Acquisition-related contingent consideration	-	-	-	-	2
Amortization of intangibles	12	12	12	14	15
Change in deferred net revenue (packaged goods and digital content)	(251)	172	359	103	(129)
COGS amortization of intangibles	3	3	3	2	2
Loss on lease obligation (G&A)	-	-	14	-	-
Loss on licensed intellectual property commitment (COGS)	38	-	(2)	-	(1)
Loss (gain) on strategic investments	(5)	16	8	1	1
Restructuring charges	39	14	6	100	20
Stock-based compensation	56	33	44	42	42
Income tax adjustments	30	(22)	(34)	(71)	41

Non-GAAP net income (loss)	$(120)	$(6)	$19	$109	$23	119%

GAAP net income (loss) % (as a % of GAAP net revenue)	(5%)	(36%)	(50%)	(7%)	3%
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	(20%)	(1%)	2%	8%	3%

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(0.13)	$(0.72)	$(1.21)	$(0.25)	$0.09	169%
Non-GAAP diluted earnings (loss) per share	$(0.37)	$(0.02)	$0.06	$0.33	$0.07	119%
Number of shares used in computation
Basic	322	323	324	325	327
Diluted	322	323	325	327	330

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY09	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	YOY % Change

QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Geography Net Revenue
North America	471	343	479	693	510	8%
Europe	336	258	268	489	418	24%
Asia	53	43	41	61	51	(4%)

Total GAAP Net Revenue	860	644	788	1,243	979	14%

North America	(105)	106	159	87	(55)
Europe	(133)	61	191	8	(78)
Asia	(13)	5	9	8	4

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(251)	172	359	103	(129)

North America	366	449	638	780	455	24%
Europe	203	319	459	497	340	67%
Asia	40	48	50	69	55	38%

Total Non-GAAP Net Revenue	609	816	1,147	1,346	850	40%

North America	55%	53%	61%	56%	52%
Europe	39%	40%	34%	39%	43%
Asia	6%	7%	5%	5%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	60%	55%	56%	58%	54%
Europe	33%	39%	40%	37%	40%
Asia	7%	6%	4%	5%	6%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Publisher Net Revenue (a)
Publishing	744	579	553	978	938	26%
Distribution	116	65	235	265	41	(65%)

Total GAAP Net Revenue	860	644	788	1,243	979	14%

Publishing	(251)	172	359	103	(151)
Distribution	-	-	-	-	22

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(251)	172	359	103	(129)

Publishing	493	751	912	1,081	787	60%
Distribution	116	65	235	265	63	(46%)

Total Non-GAAP Net Revenue	609	816	1,147	1,346	850	40%

Publishing	87%	90%	70%	79%	96%
Distribution	13%	10%	30%	21%	4%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing	81%	92%	80%	80%	93%
Distribution	19%	8%	20%	20%	7%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Packaged Goods - Publishing	624	451	422	845	774
Packaged Goods - Distribution	81	44	214	210	11

Total Packaged Goods	705	495	636	1,055	785	11%
Wireless, Internet-derived, and Advertising (Digital)	112	117	128	133	144	29%
Licensing and Other	43	32	24	55	50	16%

Total GAAP Net Revenue	860	644	788	1,243	979	14%

Packaged Goods - Publishing	(248)	165	349	84	(141)
Packaged Goods - Distribution	-	-	-	-	-

Total Packaged Goods	(248)	165	349	84	(141)
Wireless, Internet-derived, and Advertising (Digital)	(2)	7	10	19	12
Licensing and Other	(1)	-	-	-	-

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(251)	172	359	103	(129)

Packaged Goods - Publishing	376	616	771	929	633
Packaged Goods - Distribution	81	44	214	210	11

Total Packaged Goods	457	660	985	1,139	644	41%
Wireless, Internet-derived, and Advertising (Digital)	110	124	138	152	156	42%
Licensing and Other	42	32	24	55	50	19%

Total Non-GAAP Net Revenue	609	816	1,147	1,346	850	40%

Packaged Goods	82%	77%	81%	85%	80%
Wireless, Internet-derived, and Advertising (Digital)	13%	18%	16%	11%	15%
Licensing and Other	5%	5%	3%	4%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Packaged Goods	75%	81%	86%	85%	76%
Wireless, Internet-derived, and Advertising (Digital)	18%	15%	12%	11%	18%
Licensing and Other	7%	4%	2%	4%	6%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

(a)	Publishing includes all net revenue other than Distribution.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY09	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Platform Net Revenue
Xbox 360	132	73	171	348	276	109%
Wii	126	161	142	196	71	(44%)
PLAYSTATION 3	197	121	142	236	272	38%
PlayStation 2	53	27	40	44	22	(58%)

Total Consoles	508	382	495	824	641	26%
Mobile	49	50	51	56	55	12%
Nintendo DS	38	28	22	63	22	(42%)
PSP	44	38	20	30	37	(16%)

Total Wireless	131	116	93	149	114	(13%)
PC	180	124	173	212	178	(1%)
Other	41	22	27	58	46	12%

Total GAAP Net Revenue	860	644	788	1,243	979	14%

Xbox 360	3	63	189	29	6
Wii	(32)	23	(2)	1	(31)
PLAYSTATION 3	(113)	(22)	180	49	(83)
PlayStation 2	(20)	(7)	14	-	(11)
Mobile	(1)	-	(1)	1	-
PSP	(23)	(16)	19	3	(20)
PC	(65)	131	(40)	8	16
Nintendo DS	-	-	-	12	(6)

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	(251)	172	359	103	(129)

Xbox 360	135	136	360	377	282	109%
PLAYSTATION 3	84	99	322	285	189	125%
Wii	94	184	140	197	40	(57%)
PlayStation 2	33	20	54	44	11	(67%)

Total Consoles	346	439	876	903	522	51%
Mobile	48	50	50	57	55	15%
PSP	21	22	39	33	17	(19%)
Nintendo DS	38	28	22	75	16	(58%)

Total Wireless	107	100	111	165	88	(18%)
PC	115	255	133	220	194	69%
Other	41	22	27	58	46	12%

Total Non-GAAP Net Revenue	609	816	1,147	1,346	850	40%

Xbox 360	15%	11%	22%	28%	28%
Wii	15%	25%	18%	16%	7%
PLAYSTATION 3	23%	19%	18%	19%	28%
PlayStation 2	6%	4%	5%	3%	2%

Total Consoles	59%	59%	63%	66%	65%
Mobile	6%	8%	6%	5%	6%
Nintendo DS	4%	4%	3%	5%	2%
PSP	5%	6%	3%	2%	4%

Total Wireless	15%	18%	12%	12%	12%
PC	21%	19%	22%	17%	18%
Other	5%	4%	3%	5%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	22%	17%	31%	28%	33%
PLAYSTATION 3	14%	12%	28%	21%	22%
Wii	16%	23%	12%	15%	5%
PlayStation 2	5%	2%	5%	3%	1%

Total Consoles	57%	54%	76%	67%	61%
Mobile	8%	6%	5%	4%	6%
PSP	3%	3%	3%	2%	2%
Nintendo DS	6%	3%	2%	6%	2%

Total Wireless	17%	12%	10%	12%	10%
PC	19%	31%	12%	17%	24%
Other	7%	3%	2%	4%	5%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY09	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	YOY % Change
CASH FLOW DATA

Operating cash flow	215	(328)	6	221	253	18%
Operating cash flow - TTM	12	(25)	105	114	152	1167%
Capital expenditures	25	8	26	16	22	(8%)
Capital expenditures - TTM	115	92	86	75	72	(37%)
Purchase of headquarters facilities	-	-	233	-	-	-

BALANCE SHEET DATA

Cash and cash equivalents	1,621	1,205	1,042	1,114	1,273	(21%)
Short-term investments	534	634	583	352	432	(19%)
Marketable equity securities	365	440	387	318	291	(20%)
Receivables, net	116	375	646	495	206	78%
Inventories	217	215	250	144	100	(54%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	261	433	792	895	766
Less: Beginning of the quarter	512	261	433	792	895

Change in deferred net revenue (packaged goods and digital content)	(251)	172	359	103	(129)

STOCK-BASED COMPENSATION

Cost of goods sold	1	1	-	-	1
Marketing and sales	5	3	5	4	4
General and administrative	13	5	10	9	9
Research and development	37	24	29	29	28

Total Stock-Based Compensation (excluding restructuring charges)	56	33	44	42	42
Restructuring charges	-	-	-	26	-

Total Stock-Based Compensation (including restructuring charges)	56	33	44	68	42

EMPLOYEES	9,106	8,948	8,829	8,537	7,842	(14%)

PLATFORM SKU RELEASES (Excludes Co-Publishing, Distribution and Mobile)

Xbox 360	6	4	8	6	4
PLAYSTATION 3	5	4	8	6	3
Wii	4	6	6	8	-
PlayStation 2	1	2	4	-	-

Total Consoles	16	16	25	20	7
PSP	1	2	5	1	2
Nintendo DS	7	2	4	11	-

Total Wireless	8	4	9	12	2
PC	6	3	3	4	4

Total SKUs	30	23	38	36	13

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Fact Sheet

PRODUCT RELEASES

Q4 FY10

	Xbox 360	Play- Station 3	Wire- less	PSP	PC
Publishing
American Idol® 2			X
Army of Two™: The 40th Day	X	X		X
Battlefield: Bad Company™ 2	X	X			X
Command & Conquer™ 4: Tiberian Twilight					X
Dante’s Inferno™	X	X		X
FIFA Manager			X
Jewel Quest III World Adventure™			X
Lord of Ultima™					X
Mass Effect™ 2	X				X
The Sims™ 3 World Adventures			X
Worms™			X

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